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                                                                    Exhibit (j1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated February 24, 2006, relating to the TIFF Multi-Asset Fund, TIFF International Equity Fund, TIFF U.S. Equity Fund, TIFF Government Bond Fund and TIFF Short-Term Fund (constituting the TIFF Investment Program, Inc.) statements of changes in net assets and financial highlights for the periods ended December 31, 2005 and prior, as indicated. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2007